UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2023

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On November 28, 2023, Praxis Precision Medicines, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a 1-for-15 reverse stock split of its common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective at 5:00 p.m., Eastern Time, on November 28, 2023 (the “Effective Time”).
As a result of the Reverse Stock Split, every 15 shares of the Company’s issued and outstanding common stock were automatically reclassified into one validly issued, fully-paid and non-assessable share of common stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders thereof. The Reverse Stock Split did not affect the number of authorized shares of common stock or the par value of the common stock.
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price per share of the common stock (as adjusted for the Reverse Stock Split) on The Nasdaq Global Select Market on November 28, 2023, the last trading day immediately preceding the Effective Time.
Trading of the Company’s common stock on The Nasdaq Global Select Market commenced on a split-adjusted basis when the market opened on November 29, 2023, under the existing trading symbol “PRAX.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 74006W 207.
The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.
Item 8.01. Other Information
Updated Unaudited Selected Financial Data
This Current Report provides certain updated selected financial data of the Company for the years ended December 31, 2022 and 2021, the three months ended March 31, 2023 and March 31, 2022, the three and six months ended June 30, 2023 and June 30, 2022 and the three and nine months ended September 30, 2022 and September 30, 2023, as adjusted for the Reverse Stock Split (the “Updated Selected Financial Data”). The Updated Selected Financial Data updates and supplements the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 7, 2023, the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 11, 2023, the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, filed with the SEC on August 9, 2023, and the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023, filed with the SEC on November 7, 2023. The Updated Selected Financial Data does not modify or update the disclosures in such reports, other than as indicated to reflect the Reverse Stock Split, and should be read in conjunction with such reports. The information contained in Exhibit 99.1 to this Current Report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

99.1	Updated Unaudited Selected Financial Data

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: December 1, 2023	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer